================================================================================



                           ASSET PURCHASE AGREEMENT

                                     AMONG

                     TRITON PCS OPERATING COMPANY L.L.C.,

                      TRITON PCS PROPERTY COMPANY L.L.C.

                                      AND

                             AMERICAN TOWER, L.P.



                                 JULY 13, 1999


================================================================================

                               TABLE OF CONTENTS
                               -----------------
                                                                                          Page
                                                                                          ----
1.     Certain Definitions; Purchase and Sale of Assets; Assumption of Liabilities.......... 1
       ---------------------------------------------------------------------------
       1.1    Certain Definitions........................................................... 1
              -------------------
       1.2    Purchased Assets.............................................................. 6
              ----------------
       1.3    Assumption of Liabilities by Purchaser........................................ 7
              --------------------------------------
       1.4    Excluded Assets............................................................... 7
              ---------------
       1.5    Assets Not Assignable......................................................... 7
              ---------------------

2.     Escrow; Purchase Price............................................................... 7
       ----------------------
       2.1    Escrow........................................................................ 7
              ------
       2.2    Purchase Price................................................................ 8
              --------------
       2.3    Manner of Payment............................................................. 8
              -----------------
       2.4    Proration..................................................................... 8
              ---------

3.     The Closing.......................................................................... 8
       -----------
       3.1    The Closing................................................................... 8
              -----------
       3.2    Closing Costs; Transfer Taxes and Fees........................................ 8
              --------------------------------------

4.     Representations and Warranties of the Triton Entities................................ 9
       -----------------------------------------------------
       4.1    Corporate Existence........................................................... 9
              -------------------
       4.2    Authorization; No Conflict.................................................... 9
              --------------------------
       4.3    Compliance with Laws..........................................................10
              --------------------
       4.4    Litigation....................................................................10
              ----------
       4.5    Consents......................................................................10
              --------
       4.6    Real Property; Contracts......................................................10
              ------------------------
       4.7    Environmental Compliance......................................................12
              ------------------------
       4.8    Title; Condition..............................................................12
              ----------------
       4.9    Insurance.....................................................................12
              ---------
       4.10   Ordinary Course...............................................................13
              ---------------
       4.11   Brokers' Fees.................................................................13
              -------------
       4.12   Materiality...................................................................13
              -----------

5.     Representations and Warranties of Purchaser..........................................13
       -------------------------------------------
       5.1    Corporate Existence...........................................................13
              -------------------
       5.2    Authorization; No Conflict....................................................13
              --------------------------
       5.3    Compliance with Laws..........................................................14
              --------------------
       5.4    Litigation....................................................................14
              ----------
       5.5    Financial Ability to Close....................................................14
              --------------------------
       5.6    Brokers' Fees.................................................................14
              -------------

6.     Covenants of the Triton Entities and Purchaser.......................................14
       ----------------------------------------------
       6.1    Continuance of Business.......................................................14
              -----------------------

       6.2    Access to Information; Notice of Breach.......................................15
              ---------------------------------------
       6.3    HSR Act.......................................................................15
              -------
       6.4    Governmental Permits and Approvals; Consents..................................16
              --------------------------------------------
       6.5    Casualty or Condemnation......................................................16
              ------------------------
       6.6    Supplemental Disclosure.......................................................16
              -----------------------
       6.7    Disclaimer of Other Representations and Warranties............................16
              --------------------------------------------------

7.     Conditions Precedent to Purchaser's Obligations......................................17
       -----------------------------------------------
       7.1    Premerger Notification Compliance.............................................17
              ---------------------------------
       7.2    Representations and Warranties on Closing Date................................17
              ----------------------------------------------
       7.3    Terms, Covenants and Conditions...............................................17
              -------------------------------
       7.4    No Material Adverse Change....................................................17
              --------------------------
       7.5    Absence of Litigation.........................................................17
              ---------------------
       7.6    Closing Deliveries............................................................18
              ------------------

8.     Conditions Precedent to the Triton Entities' Obligations.............................18
       --------------------------------------------------------
       8.1    Premerger Notification Compliance.............................................18
              ---------------------------------
       8.2    Representations and Warranties on Closing Date................................18
              ----------------------------------------------
       8.3    Terms, Covenants and Conditions...............................................18
              -------------------------------
       8.4    Absence of Litigation.........................................................18
              ---------------------
       8.5    Lender's Consent..............................................................18
              ----------------
       8.6    Closing Deliveries............................................................18
              ------------------

9.     Deliveries at the Closing............................................................18
       -------------------------
       9.1    The Triton Entities' Deliveries...............................................19
              -------------------------------
       9.2    Purchaser's Deliveries........................................................20
              ----------------------

10.    Certain Additional Covenants.........................................................22
       ----------------------------
       10.1   Confidentiality...............................................................22
              ---------------
       10.2   Non-Solicitation..............................................................22
              ----------------
       10.3   Remedies......................................................................22
              --------
       10.4   Reciprocal Agreements.........................................................23
              ---------------------

11.    Survival of Representations and Warranties...........................................23
       ------------------------------------------

12.    Indemnification......................................................................23
       ---------------
       12.1   Obligation to Indemnify by the Triton Entities................................23
              ----------------------------------------------
       12.2   Obligation to Indemnify by Purchaser..........................................23
              ------------------------------------
       12.3   Procedures for Claims Between the Parties.....................................24
              -----------------------------------------
       12.4   Defense of Third-Party Actions................................................24
              ------------------------------
       12.5   Limitations...................................................................25
              -----------

13.    Breaches and Defaults; Termination; Remedies.........................................26
       --------------------------------------------
       13.1   Breaches and Defaults; Opportunity to Cure....................................26
              ------------------------------------------
       13.2   Termination...................................................................26
              -----------
       13.3   Effect of Termination.........................................................27
              ---------------------

14.    Miscellaneous........................................................................27
       -------------
       14.1   Expenses......................................................................27
              --------
       14.2   Further Assurances............................................................27
              ------------------
       14.3   Access to Records.............................................................27
              -----------------
       14.4   Indemnification of Brokerage..................................................28
              ----------------------------
       14.5   Severability..................................................................28
              ------------
       14.6   Notices.......................................................................28
              -------
       14.7   Entire Agreement..............................................................29
              ----------------
       14.8   Amendments and Waivers........................................................30
              ----------------------
       14.9   Governing Law.................................................................30
              -------------
       14.10  Assignment; Binding Effect....................................................30
              --------------------------
       14.11  Publicity.....................................................................30
              ---------
       14.12  Beneficiaries of Agreement....................................................30
              --------------------------
       14.13  Counterparts; Facsimile Signatures............................................31
              ----------------------------------
       14.14  Exhibits and Schedules........................................................31
              ----------------------
       14.15  Computation of Days; Holidays.................................................31
              -----------------------------
       14.16  Headings......................................................................31
              --------

                        LIST OF EXHIBITS AND SCHEDULES

Exhibits
--------

9.1(a) Form of General Warranty Deed
9.1(b) Form of Instrument of Conveyance
9.1(c) Form of Real Property Lease Assignment
9.1(d) Form of Lease Agreement Assignment
9.1(e) Form of Collocation Agreement Assignment
9.1(f) Form of Reciprocal Agreement Assignment
9.1(j) Form of Tower Lease Agreement
9.1(l) Form of Site Acquisition Agreement
9.1(m) Form of Build-to-Suit Agreement
9.2(b) Form of Instrument of Assumption

Schedules
---------

1.2(a) Owned Real Property
1.2(b) Real Property Leases
1.2(c) Tower Facilities
1.2(d) Lease Agreements
1.2(e) Collocation Agreements
1.2(f) Reciprocal Agreements

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into this 13th day of July, 1999 by and among TRITON PCS OPERATING COMPANY L.L.C., a Delaware limited liability company ("Triton Operating Company"), TRITON PCS PROPERTY COMPANY L.L.C., a Delaware limited liability company ("Triton Property Company", and together with Triton Operating Company, the "Triton Entities"), and American Tower, L.P., a Delaware limited partnership ("Purchaser").

                              W I T N E S S E T H

     WHEREAS, the Triton Entities, together with their affiliates, provide wireless communication services, including personal communications services ("PCS") and cellular telephone service, to the public;

     WHEREAS, the Triton Entities own or lease real property (each parcel, a "Site" and, collectively, the "Sites") upon which the Triton Entities have constructed or are currently constructing certain improvements, including the Tower Facilities (as hereinafter defined);

     WHEREAS, on the terms and subject to the conditions contained herein, Purchaser desires to purchase, and the Triton Entities desire to sell, the Tower Facilities and certain other assets;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Certain Definitions; Purchase and Sale of Assets; Assumption of
          ---------------------------------------------------------------
Liabilities.
-----------

          1.1  Certain Definitions.  As used in this Agreement, the following
               -------------------
terms have the following meanings unless the context otherwise requires:

          "Actions" has the meaning set forth in Section 4.4;
                                                 -----------

          "Administrative Agent" has the meaning set forth in Section 4.8(a);
                                                              --------------

          "Affiliate", with respect to any Person, means any other Person controlling, controlled by or under common control with such Person and, for purposes of this definition, the term "control" (including the terms "controlling" and "controlled") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or other ownership interests, by contract or otherwise;

          "Agreement" has the meaning set forth in the preamble;

          "Anticipated Closing Date" has the meaning set forth in Section 3.1;
                                                                  -----------

          "Assumed Liabilities" has the meaning set forth in Section 1.3;
                                                             -----------

          "Breaching Party" has the meaning set forth in Section 13.1;
                                                         ------------

          "Build-to-Suit Agreement" has the meaning set forth in Section 9.1(m);
                                                                 --------------

          "Business Day" means any day other than a Saturday, Sunday, legal holiday in the Commonwealths of Massachusetts or Pennsylvania or other day of the year on which banks in the Commonwealths of Massachusetts or Pennsylvania are authorized or required by Law to close;

          "Claim" has the meaning set forth in Section 12.3;
                                               ------------

          "Claimant" has the meaning set forth in Section 12.3;
                                                  ------------

          "Claim Notice" has the meaning set forth in Section 12.3;
                                                      ------------

          "Closing" has the meaning set forth in Section 3.1;
                                                 -----------

          "Closing Cash Payment" has the meaning set forth in Section 2.3(a);
                                                              --------------

          "Closing Date" has the meaning set forth in Section 3.1;
                                                      -----------

          "Collocation Agreement Assignment" has the meaning set forth in

Section 9.1(e);
--------------

          "Collocation Agreements" has the meaning set forth in Section 1.2(e);
                                                                --------------

          "Confidential Information" has the meaning set forth in Section 10.1;
                                                                  ------------

          "Consents" has the meaning set forth in Section 4.5;
                                                  -----------

          "Contractual Consents" has the meaning set forth in Section 4.5;
                                                              -----------

          "Deductible" has the meaning set forth in Section 12.5(a);
                                                    ---------------

          "Direction Letter" has the meaning set forth in Section 2.3(c);
                                                          --------------

          "Escrow Agent" has the meaning set forth in Section 2.1;
                                                      -----------

          "Escrow Agreement" has the meaning set forth in Section 2.1;
                                                          -----------

          "Escrow Amount" has the meaning set forth in Section 2.1;
                                                       -----------

          "Governmental Authority" means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, commission or regulatory or administrative authority or instrumentality;

          "herein", "hereby", "hereunder", "hereof" or other equivalent words refer to this Agreement in its entirety and not solely to the particular section or portion of this Agreement in which any such word is used;

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

          "includes", "including" or other equivalent words mean "including, without limitation";

          "Indemnifying Party" has the meaning set forth in Section 12.3;
                                                            ------------

          "Instrument of Assumption" has the meaning set forth in Section
                                                                  -------
9.2(b);

          "Instrument of Conveyance" has the meaning set forth in Section
                                                                  -------
9.1(b);

          "Law" means applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority;

          "Lease Agreements" has the meaning set forth in Section 1.2(d);
                                                          --------------

          "Lease Agreement Assignment" has the meaning set forth in Section
                                                                    -------
9.1(d);
------

          "Leased Real Property" has the meaning set forth in Section 1.2(c);
                                                              --------------

          "Lender's Consent" has the meaning set forth in Section 4.5;
                                                          -----------

          "Lender's Release" has the meaning set forth in Section 4.8(a);
                                                          --------------

          "Lien" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever;

          "Losses" has the meaning set forth in Section 12.1;
                                                ------------

          "Material Adverse Change" means a change or set of circumstances or conditions that has had or is reasonably likely to result in a Material Adverse Effect;

          "Material Adverse Effect" means a material adverse effect on the business, financial condition, assets, liabilities or results of operation of the Person, business or assets specified; provided, however, that neither (i) the effects of any events, circumstances or conditions resulting from changes, developments or circumstances in worldwide, national or local conditions (political, economic, regulatory or otherwise) that adversely affect the markets where the Sites are located or adversely affect industries related to the telecommunications business generally (including proposed legislation or regulation by any Governmental Authority or the introduction of any technological changes in the telecommunications industry), or adversely affect a broad group of industries generally, nor (ii) any effects of competition (including competition resulting from other wireless telecommunications services or the introduction of any new technological changes in the telecommunications industry), shall constitute a Material Adverse Effect;

          "Non-Breaching Party" has the meaning set forth in Section 13.1;
                                                             ------------

          "Offering Memorandum" has the meaning set forth in Section 6.7;
                                                             -----------

          "Outside Date" has the meaning set forth in Section 13.2(b);
                                                      ---------------

          "Owned Real Property" has the meaning set forth in Section 1.2(a);
                                                             --------------

          "PCS" has the meaning set forth in the recitals;

          "Permits" has the meaning set forth in Section 4.3;
                                                 -----------

          "Permitted Liens" means (i) any Lien for taxes and assessments, not yet past due or otherwise being contested in good faith, (ii) any leases and any Lien arising out of deposits made to secure leases or other obligations of a like nature arising in the ordinary course of business, and (iii) any Lien that does not materially interfere with the use by the Triton Entities of the property subject thereto or affected thereby (including any easements, rights of way, restrictions, installations or public utilities, title imperfections and restrictions, reservations in land patents, zoning ordinances or other similar liens or other encumbrances) or otherwise does not materially impair the Purchased Assets (as hereinafter defined) either individually or as a whole;

          "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity;

          "Purchase Price" has the meaning set forth in Section 2.2;
                                                        -----------

          "Purchased Assets" has the meaning set forth in Section 1.2;
                                                          -----------

          "Purchaser" has the meaning set forth in the preamble;

          "Purchaser Executive Officers" means Jonathan Black, Michael Gearon and Joseph Winn;

          "Purchaser Indemnified Parties" has the meaning set forth in Section
                                                                       -------
12.1;
----

          "Real Property Lease Agreement" has the meaning set forth in Section
                                                                       -------
9.1(n);
------

          "Real Property Lease Assignment" has the meaning set forth in Section
                                                                        -------
9.1(c);
------

          "Real Property Leases" has the meaning set forth in Section 1.2(b);
                                                              --------------

          "Reciprocal Agreements" has the meaning set forth in Section 1.2(f);
                                                               --------------

          "Reciprocal Agreement Assignment" has the meaning set forth in Section
                                                                         -------
9.1(f);
------

          "Restricted Interest" has the meaning set forth in Section 1.5;
                                                             -----------

          "Site" has the meaning set forth in the recitals;

          "Site Acquisition Agreement" has the meaning set forth in Section
                                                                    -------
9.1(l);
------

          "Site Agreements" has the meaning set forth in Section 9.1(k);
                                                         --------------

          "Specified Contracts" has the meaning set forth in Section 4.6(b);
                                                             --------------

          "Third-Party Action" has the meaning set forth in Section 12.4;
                                                            ------------

          "Third-Party Action Notice" has the meaning set forth in Section 12.4;
                                                                   ------------

          "to the Triton Entities' knowledge" or any similar phrase means the actual knowledge of any of the Triton Executive Officers;

          "Tower Facilities" has the meaning set forth in Section 1.2(c);
                                                          --------------

          "Tower Lease Agreement" has the meaning set forth in Section 9.1(j);
                                                               --------------

          "Triton Entities" has the meaning set forth in the preamble;

          "Triton Executive Officers" means Steven Skinner, Clyde Smith, Daniel Hopkins, Mark Kenworthy, Steven McNulty and Michael Mears;

          "Triton Indemnified Parties" has the meaning set forth in Section
                                                                    -------
12.2;

          "Triton Management" has the meaning set forth in Section 9.1(g);
                                                           --------------

          "Triton Operating Company" has the meaning set forth in the preamble; and

          "Triton Property Company" has the meaning set forth in the preamble.
 .
          1.2  Purchased Assets.   On the terms and subject to the conditions
               ----------------
contained in this Agreement, the Triton Entities agree to sell, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase from the Triton Entities, all of the Triton Entities' entire right, title and interest in and to only the following assets (collectively referred to herein as the "Purchased Assets"):

               (a) those parcels of real property that are owned by the Triton Entities and specified on Schedule 1.2(a) (the "Owned Real Property"), together
                          ---------------
with any and all easements for ingress, egress and utilities which are attendant to Owned Real Property;

               (b) those ground leases or subleases specified on Schedule 1.2(b)
                                                                 ---------------
(collectively, the "Real Property Leases"), together with any and all easements for ingress, egress and utilities which are attendant to the Real Property Leases;

               (c) those towers, tower foundations, utilities, fences and landscaping specified on Schedule 1.2(c) which have been constructed upon the
                         ---------------
Owned Real Property or the real property described in the Real Property Leases (the "Leased Real Property") (collectively, the "Tower Facilities");

               (d) those leases, licenses and other agreements specified on
Schedule 1.2(d) which grant third parties a right to use or occupy a portion of
--------------
the Owned Real Property (the "Lease Agreements");

               (e) those subleases, licenses and other agreements specified on
Schedule 1.2(e) which grant third parties a right to use or occupy a portion of
---------------
the Leased Real Property or grant a right to use or occupy space on the Tower Facilities (collectively, the "Collocation Agreements");

               (f) those subleases, licenses or other agreements specified on
Schedule 1.2(f) which grant the Triton Entities a right to use or occupy space
---------------
on a third party's tower facilities and a right to use or occupy the real property underlying such tower facilities (collectively, the "Reciprocal Agreements");

               (g) those permits, licenses, franchises and other authorizations relating to the Purchased Assets; and

               (h) assets of the type specifically described in this Section 1.2
                                                                     -----------
that are acquired after the date hereof and prior to Closing and that are agreed to in writing by the parties at or prior to the Closing.

          1.3  Assumption of Liabilities by Purchaser.  On the Closing Date,
               --------------------------------------
Purchaser shall assume and agree to discharge and perform, as and when due, all liabilities and obligations of the Triton Entities accruing, arising out of or directly relating to events or occurrences on or after the Closing Date with respect to any Purchased Asset (collectively, the "Assumed Liabilities"). With the exception of the Assumed Liabilities, no obligation or liability of the Triton Entities or relating to the Purchased Assets of any nature whatsoever (whether express or implied, fixed or contingent, liquidated or unliquidated, known or unknown, accrued, due or to become due), is being assumed by Purchaser, nor shall Purchaser be liable to pay, perform or discharge any such obligation or liability, including (a) that certain agreement between Triton Property Company and Apex Site Management dated as of December 23, 1998, (b) any liability of the Triton Entities relating to completion of construction of any Purchased Assets listed on Schedule 1.2(c), (c) any other contractual obligation
                           ---------------
of the Triton Entities relating to the ownership and operation of the Purchased Assets, other than those expressly included in the Purchased Assets and (d) any debt of the Triton Entities to third parties.

          1.4  Excluded Assets.  Notwithstanding anything to the contrary
               ---------------
contained herein or otherwise, the Purchased Assets do not include any assets of the Triton Entities other than those described in Section 1.2 hereof.
                                                  -----------

          1.5  Assets Not Assignable.  To the extent that any interest in the
               ---------------------
Purchased Assets is not capable of being assigned, transferred or conveyed without the consent, waiver or authorization of a third Person, or if such assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach of any of the Real Property Leases or other Purchased Assets, or a violation of any Law, or is not immediately practicable, this Agreement shall not constitute an assignment, transfer or conveyance of such interest, or an attempted assignment, transfer or conveyance of such interest (any such interest being referred to herein as a "Restricted Interest"). Anything in this Agreement to the contrary notwithstanding, the Triton Entities shall not be obligated to transfer to Purchaser any Restricted Interest without the required consent, waiver or authorization necessary for such transfer first having been obtained pursuant to Section 6.4(b); provided,
                                                     --------------
however, that any Restricted Interest shall be transferred promptly (but in any event within five (5) Business Days) after receipt of such required consent, waiver or authorization.

     2.   Escrow; Purchase Price.
          ----------------------

          2.1  Escrow.  Concurrently with the execution of this Agreement,
               ------
Purchaser has delivered to First Union National Bank, Philadelphia, Pennsylvania, as escrow agent (the "Escrow Agent"), the amount of $5,000,000, which amount (including, unless otherwise stated herein, any interest earned thereon, the "Escrow Amount") shall be held by the Escrow Agent pursuant to the terms of a certain escrow agreement of even date herewith (the "Escrow Agreement").

          2.2  Purchase Price.  The purchase price for the Purchased Assets
               --------------
shall be Seventy-Two Million Eight Hundred Ten Thousand Dollars ($72,810,000), which reflects a credit of One Hundred Fifty Thousand Dollars ($150,000) in respect of Purchaser's obligations pursuant to Section 6.4(b) (the "Purchase
                                               --------------
Price").

          2.3  Manner of Payment.  At Closing:
               -----------------

               (a) Purchaser shall pay to the Triton Entities (or to any other Person as the Triton Entities may direct in writing) by wire transfer of immediately available funds to such banks and accounts thereat as shall be specified in writing by the Triton Entities an amount (the "Closing Cash Payment") equal to the Purchase Price;

               (b) Purchaser shall assume the Assumed Liabilities pursuant to the Instrument of Assumption; and

               (c) Purchaser and the Triton Entities shall direct the Escrow Agent in writing (the "Direction Letter") to deliver to Purchaser the Escrow Amount.

          2.4  Proration.  (a) Expenses for rents, taxes and utilities and (b)
               ---------
income from revenues and receipts shall be prorated between the Triton Entities and Purchaser as of 12:01 a.m. on the Closing Date, the proration to be made and paid, insofar as reasonably practicable, on the Closing Date, with settlement of any remaining items to be made within sixty (60) days after the Closing Date.

     3.   The Closing.
          -----------

          3.1  The Closing.  Unless this Agreement shall have been earlier
               -----------
terminated in accordance with the terms hereof, the transactions contemplated by this Agreement shall be consummated (the "Closing") at the offices of Kleinbard, Bell & Brecker LLP, 1900 Market Street, Philadelphia, Pennsylvania 19103, on the fifth (5th) Business Day after the latest to occur of (i) the date that is twenty (20) days after the date hereof, (ii) the receipt by the Triton Entities of the Lender's Consent or (iii) the expiration or earlier termination of the waiting period under the HSR Act (such latest date being referred to herein as the "Anticipated Closing Date"). The date on which the Closing shall occur is referred to in this Agreement as the "Closing Date". The Closing shall be deemed to have occurred as of 12:01 a.m. on the Closing Date.

          3.2  Closing Costs; Transfer Taxes and Fees.  Purchaser shall be
               --------------------------------------
responsible for (i) any documentary and transfer taxes and any sales, use or other taxes (other than income or gains taxes of the Triton Entities) imposed by reason of the transfers of Purchased Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto, (ii) any fees and costs of recording or filing all applicable conveyancing instruments described in Section 9.1(a) or otherwise, (iii) all costs of applying for new permits and
   ---------------
obtaining the transfer of existing permits that may be lawfully transferred, and
(iv) the filing fee required under the HSR Act.

     4.   Representations and Warranties of the Triton Entities.  The Triton
          -----------------------------------------------------
Entities represent and warrant to Purchaser as follows:

          4.1  Corporate Existence.  Each of the Triton Entities is a limited
               -------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite limited liability company power and authority to own, lease and operate its properties and assets and carry on its business as currently conducted and is in good standing as a foreign limited liability company in each jurisdiction in which such foreign qualification is required, except where the failure to so qualify as a foreign limited liability company would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement.

          4.2  Authorization; No Conflict.    Each of the Triton Entities has
               --------------------------
the full legal right and all limited liability company power and authority required to enter into, execute and deliver this Agreement and the documents and other agreements required to be executed and delivered hereunder and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by the Triton Entities have been duly authorized by all necessary limited liability company action on the part of the Triton Entities. This Agreement has been duly executed and delivered and constitutes, and each of the other agreements and documents to be delivered by the Triton Entities hereunder when executed and delivered by the Triton Entities will constitute, the valid and binding obligation of the Triton Entities, enforceable against the Triton Entities in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally. The execution, delivery and performance of this Agreement and the documents and other agreements to be delivered hereunder by the Triton Entities and the consummation of the transactions contemplated hereby and thereby by the Triton Entities will not (i) violate any provision of the Triton Entities' certificates of formation or limited liability company agreements, (ii) subject to the receipt of any Consent, violate or result in the breach of any of the terms of, result in an adverse modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which a Triton Entity is a party or by or to which it or any of its assets or properties may be bound or subject, excluding in any case such violations, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement, (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority by which the Triton Entities, or the assets, properties or business of the Triton Entities are bound, except where such violation would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement or (iv) to the Triton Entities' knowledge, violate any Law except where such violation would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement.

          4.3  Compliance with Laws.  The Triton Entities' use and occupancy of
               --------------------
the Purchased Assets, wherever located, has been in compliance with all applicable Laws, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement. The Triton Entities have obtained all permits, licenses, franchises and other authorizations (collectively, "Permits") necessary for the conduct of their business, except where the failure to obtain any Permit would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement.

          4.4  Litigation.  Except for legal or administrative proceedings
               ----------
affecting the cellular telephone industry generally, there is no action, suit, claim, arbitration, investigation or other legal or administrative proceeding (collectively, "Actions") pending or, to the Triton Entities' knowledge, threatened against the Triton Entities with respect to the Purchased Assets, excluding in any case such Actions that would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement.

          4.5  Consents.  Except for (i) consents required from third parties
               --------
pursuant to any of the agreements included as part of the Purchased Assets specified on Schedule 4.5 (collectively, the "Contractual Consents"), (ii) the
             ------------
expiration or earlier termination of the waiting period under the HSR Act, and
(iii) the consent of the Triton Entities' lenders (the "Lender's Consent") (the consents described in clauses (i) through (iii) above are referred to collectively as the "Consents"), no consent, approval or authorization of, or registration or filing with any Person is required by the Triton Entities in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, excluding in any case such consents, approvals, authorizations, registrations or filings, the failure of which to obtain or make, as the case may be, would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement.

          4.6  Real Property; Contracts.
               ------------------------

               (a) Schedule 1.2(a) sets forth a list of the Owned Real Property.
                   ---------------
At Closing, Triton Property will transfer to Purchaser good and marketable title to the Owned Real Property free and clear of all Liens other than Permitted Liens.

               (b) Other than the Triton Entities, there are no parties in possession of any portion of any of the Owned Real Property as (i) lessees, sublessees, tenants or subtenants or (ii) to the Triton Entities' knowledge, tenants at sufferance or trespassers. The applicable Triton Entity, to the extent identified on Schedule 1.2(a) as being the owner of the particular Owned
                     ---------------
Real Property, has full right and authority to own, use and operate all of the improvements located on the Owned Real Property, subject to applicable Law and Permitted Liens. Such improvements are, to the Triton Entities' knowledge, being used, occupied, and maintained in all material respects by the Triton Entities in accordance with all applicable easements, contracts, permits, insurance requirements, restrictions, ordinances, zoning laws, building setback lines, covenants and reservations. Certificates of occupancy and all other material licenses, permits, authorizations, and approvals required by any Governmental Authority having jurisdiction over the Owned Real Property, have been issued for the Triton Entities' occupancy of each of such improvements and all such certificates, licenses, permits, authorizations and approvals have been paid for and are in full force and effect, except where the failure to obtain or to pay for such certificates, licenses, permits, authorizations and approvals would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement. There is no pending or, to the Triton Entities' knowledge, threatened condemnation, eminent domain or similar proceeding or special assessment affecting any of the Owned Real Property. The improvements located on the Owned Real Property are free from material structural and mechanical defects.

               (c) To the Triton Entities' knowledge, each Tower Facility has direct pedestrian and vehicular access to public roads, and such access is the only access to the Tower Facilities that is needed by the Triton Entities to conduct their business.

               (d) To the Triton Entities' knowledge, each of the towers and related support facilities (including guy anchors and wires), the equipment shelters located thereon and any fence surrounding same are located wholly within the related Tower Facility and do not encroach on any property other than the Owned Real Property and the Leased Real Property. Except as otherwise disclosed on Schedule 1.2(d), no portion of any Tower Facility has been leased
             ---------------
or subleased including for grazing purposes.

               (e) The Triton Entities have made available to Purchaser copies of any deeds, leases, title opinions, title insurance policies and surveys, together with copies of all reports of any engineers, environmental consultants or other consultants in the possession of the Triton Entities and relating to any of the Tower Facilities, which copies are, to the Triton Entities' knowledge, true, correct and complete.

               (f) Schedules 1.2(b), 1.2(d), 1.2(e) and 1.2(f) set forth,
                   -------------------------------------------
respectively, lists of all of the Real Property Leases, the Lease Agreements, the Collocation Agreements and the Reciprocal Agreements (collectively, the "Specified Contracts"). There have been made available to Purchaser true and complete copies of all of the Specified Contracts. All of the Specified Contracts are valid, in full force and effect and binding upon the applicable Triton Entity party thereto, and to the Triton Entities' knowledge, the other parties thereto, enforceable against the applicable Triton Entity in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally. Neither Triton Entity is in default under any Specified Contract nor, to the Triton Entities' knowledge, is any other party thereto, nor does any condition exist that, with notice or lapse of time or both, would constitute such a default, excluding in any case such defaults that would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement.

          4.7  Environmental Compliance.  To the Triton Entities' knowledge,
               ------------------------
neither the operation of the Tower Facilities by the Triton Entities, nor the ownership or use of the Purchased Assets by the Triton Entities, violates any applicable environmental Laws and no condition or event has occurred with respect to the Purchased Assets that, with the giving of notice or the lapse of time, or both, would constitute a violation of such Laws, excluding in any event such violations, conditions and events that would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement.

          4.8  Title; Condition.
               ----------------

               (a) The Triton Entities have good and marketable title to all of the Purchased Assets. Notwithstanding anything to the contrary contained herein, the Triton Entities hereby confirm that their assets are generally subject to a security interest that has been granted by the Triton Entities and certain of their Affiliates to Chase Manhattan Bank, as administrative agent ("Administrative Agent"), which security interest will be released at or promptly following Closing in accordance with the terms of a release letter reasonably acceptable to Purchaser (the "Lender's Release"). The Triton Entities will at Closing convey to Purchaser good and marketable title to all Purchased Assets, in each case free and clear of any Lien other than Permitted Liens, subject to the recording by Purchaser or its agent after Closing of the releases to be delivered by the Administrative Agent promptly after compliance with the terms of the Lender's Release.

               (b) At Closing the Triton Entities will transfer to Purchaser, and Purchaser shall acquire from the Triton Entities, the Purchased Assets in their "AS-IS" condition and state of repair on the Closing Date. EXCEPT AS SET FORTH HEREIN, THE TRITON ENTITIES MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED,

CONCERNING THE PURCHASED ASSETS, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          4.9  Insurance.  The Triton Entities have been and are insured by
               ---------
financially sound and reputable insurers with respect to the Purchased Assets and the conduct of their business in such amounts against such risks as are reasonable in relation to their business and will use their reasonable best efforts to maintain such insurance at least through the Closing Date.

          4.10 Ordinary Course.  To the Triton Entities' knowledge, since the
               ---------------
date of acquisition or construction of each of the Purchased Assets, the Triton Entities have operated the Purchased Assets in all material respects in the ordinary and regular course of business, consistent with past practice.

          4.11 Brokers' Fees.  Except for Bowles Hollowell Conner (the fees,
               -------------
commissions and expenses of which shall be the sole responsibility of the Triton Entities), neither the Triton Entities nor their Affiliates have employed any broker, finder, investment banker or agent with respect to the transactions contemplated by this Agreement.

          4.12 Materiality.  Notwithstanding the materiality exception or
               -----------
qualification of any representation or warranty in this Section 4, all of such
                                                        ---------
representations and warranties are true and correct in the aggregate even without the materiality exceptions or qualifications, except to the extent that there is not and could not be expected to be in the aggregate a Material Adverse Effect on the Purchased Assets, the Triton Entities or their respective ability to consummate the transactions contemplated by this Agreement.

     5.   Representations and Warranties of Purchaser.  Purchaser represents and
          -------------------------------------------
warrants to the Triton Entities as follows:

          5.1  Corporate Existence.  Purchaser is a limited partnership duly
               -------------------
organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite limited partnership power and authority to enter into this Agreement and perform its obligations hereunder, and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

          5.2  Authorization; No Conflict.  Purchaser has the full legal right
               --------------------------
and all limited partnership power and authority required to enter into, execute and deliver this Agreement and the documents and other agreements required to be executed and delivered hereunder and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary limited partnership action on the part of Purchaser. This Agreement has been duly executed and delivered and constitutes, and each of the other agreements and documents to be delivered by

Purchaser hereunder when executed and delivered by Purchaser will constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally. The execution, delivery and performance of this Agreement and the documents and other agreements to be delivered hereunder by Purchaser and the consummation of the transactions contemplated hereby and thereby by Purchaser will not (i) violate any provision of Purchaser's certificate of limited partnership or agreement of limited partnership, (ii) violate, or result in the breach of any of the terms of, result in an adverse modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract to which Purchaser is a party or by or to which it or any of its assets or properties may be bound or subject, excluding in any case such violations, conflicts, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect on Purchaser's ability to consummate the transactions contemplated by this Agreement, (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority by which Purchaser, or the assets, properties or business of Purchaser are bound or (iv) to Purchaser's knowledge, violate any Law except where such violation would not reasonably be expected to have a Material Adverse Effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

          5.3  Compliance with Laws.  To Purchaser's knowledge, Purchaser is in,
               --------------------
and has operated in, compliance in all material respects with all applicable Laws, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

          5.4  Litigation.  Except for legal or administrative proceedings
               ----------
affecting the cellular telephone industry generally, there is no Action pending or, to Purchaser's knowledge, threatened against Purchaser with respect to its business, excluding in any case such Actions that would not reasonably be expected to have a Material Adverse Effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

          5.5  Financial Ability to Close.  Purchaser presently has and at
               --------------------------
Closing will have the financial ability to perform Purchaser's obligations under this Agreement, including Purchaser's obligation to deliver the Closing Cash Payment at Closing.

          5.6  Brokers' Fees.  Neither Purchaser nor its Affiliates have
               -------------
employed any broker, finder, investment banker or agent with respect to the transactions contemplated by this Agreement.

     6.   Covenants of the Triton Entities and Purchaser.  From the date hereof
          ----------------------------------------------
until the Closing Date (or the earlier termination of this Agreement), the Triton Entities and Purchaser covenant and agree with each other as follows:

          6.1  Continuance of Business.  Each of the Triton Entities agrees that
               -----------------------
it will, unless otherwise consented to in writing by Purchaser (which consent will not be unreasonably withheld, conditioned or delayed):

               (a) use commercially reasonable efforts to continue to operate the Purchased Assets in the usual and ordinary course and in compliance in all material respects with all applicable Laws and Permits;

               (b) except with respect to the Triton Entities' obligations pursuant to the Collocation Agreements and the Reciprocal Agreements, not assign, sell, lease, sublease, license or otherwise transfer or dispose of any of the Purchased Assets, whether now owned or hereafter acquired;

               (c) use commercially reasonable efforts to maintain all of the tangible Purchased Assets in their present condition, reasonable wear and tear and ordinary usage excepted;

               (d) use commercially reasonable efforts to maintain all permits and approvals of any Governmental Authority affecting the Sites or the operation of the Tower Facilities; and

               (e) use reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to those now maintained by the Triton Entities with respect to the Purchased Assets;

except where the failure to comply with any of the foregoing would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, the Triton Entities or their ability to consummate the transactions contemplated by this Agreement.

          6.2  Access to Information; Notice of Breach.  At reasonable times and
               ---------------------------------------
upon reasonable advance written notice to one of the Triton Executive Officers, Purchaser shall be entitled, through its employees and representatives, to make such investigation of the Purchased Assets as Purchaser reasonably requests; provided, however, that any such inspection shall be done in such a manner so as not to unreasonably disrupt the Triton Entities' conduct of their businesses and shall be subject to any reasonable restrictions imposed by any Triton Executive Officer. If this Agreement is terminated, Purchaser agrees to return or cause to be returned within five (5) days after the date of such termination all information provided to Purchaser or its representatives, provided that Purchaser may retain one copy thereof that shall be delivered to Purchaser's independent counsel. Purchaser agrees to provide the Triton Entities with prompt written notice if Purchaser determines that, based upon information provided to Purchaser or through its own investigation, the Triton Entities are in breach of any representation, warranty or covenant of the Triton Entities set forth in this Agreement.

          6.3  HSR Act.  As promptly as practicable after the date hereof, the
               -------
parties shall file all information and documents required under the HSR Act.

          6.4  Governmental Permits and Approvals; Consents.
               --------------------------------------------

               (a) Except as provided in Section 6.4(b) below, the Triton
                                         --------------
Entities and Purchaser shall use commercially reasonable efforts to obtain promptly all permits and approvals (including Consents) from any Person necessary for lawful consummation of the Closing. In furtherance of the foregoing, Purchaser agrees to provide all information (including financial information) that is reasonably requested by any Person from whom any such permit or approval is necessary for lawful consummation of the Closing.

               (b) Notwithstanding the foregoing, Purchaser shall have the obligation to obtain and deliver promptly all Contractual Consents necessary for lawful consummation of the Closing. With respect to any Contractual Consent that Purchaser is unable to obtain and deliver at the Closing, the Triton Entities shall, if requested by Purchaser and with Purchaser's cooperation, use commercially reasonable efforts to provide to Purchaser the benefits of the related Restricted Interest and to cooperate in reasonable and lawful arrangements designed to provide such benefits to Purchaser; provided, however, that in no event shall the Purchase Price be reduced if Purchaser is unable to obtain any Contractual Consent. Purchaser agrees to indemnify the Triton Entities (in accordance with the provisions contained in Section 12) for any
                                                         -----------
Losses of the Triton Entities as a result of Purchaser's inability to obtain any of the Contractual Consents and/or the Triton Entities' providing the benefits described in the preceding sentence.

          6.5  Casualty or Condemnation.  If any portion of the Purchased Assets
               ------------------------
is damaged, destroyed or lost by fire or other casualty, or if condemnation or eminent domain proceedings are proposed, threatened or commenced against any portion of the Purchased Assets, the Triton Entities will, at Purchaser's option, (i) assign to Purchaser at Closing any and all insurance or condemnation proceeds, if any, payable as the result of such casualty or condemnation or (ii) in the event that any such uninsured damage, destruction or loss to any Site exceeds $100,000, exclude the Site from the Purchased Assets and reduce the Purchase Price (and accordingly, the Closing Cash Payment) by $380,000 per excluded Site.

          6.6  Supplemental Disclosure.  The Triton Entities shall have the
               -----------------------
right from time to time to supplement the Schedules hereto with respect to any matter hereafter arising that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Schedules hereto; provided, however, that the delivery of any supplemental disclosure pursuant to this Section 6.6 shall not cure any breach of any
                            -----------
representation or warranty requiring disclosure of such matter prior to or on the date of this Agreement or otherwise limit or affect the determination of the satisfaction of the condition set forth in Section 7.2.
                                           -----------

          6.7  Disclaimer of Other Representations and Warranties. Purchaser
               --------------------------------------------------
acknowledges and agrees that the Triton Entities do not make, and have not made, any representations or warranties relating to the Triton Entities or the Purchased Assets other than the representations and warranties of the Triton Entities expressly set forth in this Agreement. Without limiting the generality of the disclaimer set forth in the preceding sentence, the Triton Entities do not make, and the Triton Entities, their officers, employees and agents have not made, and shall not be deemed to have made any representations or warranties (i) in the Confidential Information Memorandum dated April 1999, prepared by Bowles Hollowell Conner on behalf of the Triton Entities, and any supplements or addenda thereto, (ii) in any presentation relating to the Triton Entities or the Purchased Assets given in connection with the transactions contemplated by this Agreement, in any filing made by or on behalf of the Triton Entities with any representations or warranties relating to the Triton Entities or the Purchased Assets other than the representations and warranties of the Triton Entities expressly set forth in this Agreement. Without limiting the generality of the disclaimer set forth in the preceding sentence, the Triton Entities do not make, and the Triton Entities, their officers, employees and agents have not made, and shall not be deemed to have made any representations or warranties (i) in the Confidential Information Memorandum dated April 1999, prepared by Bowles Hollowell Conner on behalf of the Triton Entities, and any supplements or addenda thereto, (ii) in any presentation relating to the Triton Entities or the Purchased Assets given in connection with the transactions contemplated by this Agreement, in any filing made by or on behalf of the Triton Entities with any Governmental Authority or (iii) in any other information provided to or made available to Purchaser. No Person has been authorized by the Triton Entities to make any representation or warranty in respect of the Triton Entities or the Purchased Assets in connection with the transactions contemplated by this Agreement that is inconsistent with or in addition to the representations and warranties of the Triton Entities expressly set forth in this Agreement.

     7.   Conditions Precedent to Purchaser's Obligations.  The obligation of
          -----------------------------------------------
Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by Purchaser) on or prior to the Anticipated Closing Date of the following conditions (provided that if any condition shall not have been satisfied due to the action or inaction of Purchaser or any of its Affiliates, such condition shall be deemed to have been satisfied or waived by Purchaser):

          7.1  Premerger Notification Compliance. Any applicable waiting period
               ----------------------------------
under the HSR Act shall have expired or been terminated.

          7.2  Representations and Warranties on Closing Date.  All
               ----------------------------------------------
representations and warranties of the Triton Entities made in this Agreement (other than representations and warranties that are made as of a specific date) shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date, except for inaccuracies that (i) have not resulted in a Material Adverse Effect (provided that this exception shall not apply to those representations and warranties already qualified as to Material Adverse Effect),
(ii) have occurred as a result of the operation of the business of the Triton Entities in the ordinary course pursuant to Section 6.1, or (iii) have been
                                            -----------
waived in writing by Purchaser.

          7.3  Terms, Covenants and Conditions.  All of the terms, covenants and
               -------------------------------
conditions of this Agreement to be complied with and performed by the Triton Entities on or prior to the Closing Date shall have been complied with and performed in all material respects unless waived in writing by Purchaser.

          7.4  No Material Adverse Change.  There shall have been no Material
               --------------------------
Adverse Change in the Purchased Assets since the date of this Agreement.

          7.5  Absence of Litigation.  No Action shall have been instituted
               ----------------------
before any Governmental Authority by any Person (other than Purchaser or any of its Affiliates), or instituted or threatened by any Governmental Authority, to prevent the consummation of the transactions contemplated hereby.

          7.6  Closing Deliveries.  The Triton Entities shall have delivered or
               ------------------
caused to be delivered to Purchaser at Closing those items specified in Section
                                                                        -------
9.1.
---

     8.   Conditions Precedent to the Triton Entities' Obligations.  The
          --------------------------------------------------------
obligation of the Triton Entities to consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by the Triton Entities) on or prior to the Anticipated Closing Date of the following conditions (provided that if any condition shall not have been satisfied due to the action or inaction of the Triton Entities or any of their Affiliates, such condition shall be deemed to have been satisfied or waived by the Triton Entities):

          8.1  Premerger Notification Compliance. Any applicable waiting period
               ----------------------------------
under the HSR Act shall have expired or been terminated.

          8.2  Representations and Warranties on Closing Date.  All
               ----------------------------------------------
representations and warranties of Purchaser made in this Agreement (other than representations and warranties that are made as of a specific date) shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date, except for inaccuracies that have been waived in writing by the Triton Entities.

          8.3  Terms, Covenants and Conditions.  All of the terms, covenants and
               -------------------------------
conditions of this Agreement to be complied with and performed by Purchaser on or prior to the Closing Date shall have been complied with and performed in all material respects unless waived in writing by the Triton Entities.

          8.4  Absence of Litigation.  No Action shall have been instituted
               ---------------------
before any Governmental Authority by any Person (other than the Triton Entities or any of their Affiliates), or instituted or threatened by any Governmental Authority, to prevent the consummation of the transactions contemplated hereby.

          8.5  Lender's Consent.  The Triton Entities shall have received the
               ----------------
Lender's Consent.

          8.6  Closing Deliveries.  Purchaser shall have delivered or caused to
               ------------------
be delivered to the Triton Entities at Closing those items specified in Section
                                                                        -------
9.2.
---

     9.   Deliveries at the Closing.  The following deliveries shall be made at
          -------------------------
the Closing, each of which shall be conditional on completion of all the others and all of which shall be deemed to have taken place simultaneously.

          9.1  The Triton Entities' Deliveries.  At the Closing, the Triton
               -------------------------------
Entities shall deliver or cause to be delivered to Purchaser all of the following:

          (a) one or more general warranty deeds for conveyance of the Owned Real Property, in the form of Exhibit 9.1(a), duly executed by the appropriate
                              --------------
Triton Entity;

          (b) an instrument of conveyance (the "Instrument of Conveyance"), in the form of Exhibit 9.1(b), duly executed by the appropriate Triton Entity;
            --------------

          (c) an assignment and assumption agreement for the Real Property Leases (the "Real Property Lease Assignment"), in the form of Exhibit 9.1(c),
                                                              --------------
duly executed by the appropriate Triton Entity;

          (d) an assignment and assumption agreement for the Lease Agreements (the "Lease Agreement Assignment"), in the form of Exhibit 9.1(d), duly executed
                                                   --------------
by the appropriate Triton Entity;

          (e) an assignment and assumption agreement for the Collocation Agreements (the "Collocation Agreement Assignment"), in the form of Exhibit
                                                                    -------
9.1(e), duly executed by the appropriate Triton Entity;
------

          (f) an assignment and assumption agreement for the Reciprocal Agreements (the "Reciprocal Agreement Assignment"), in the form of Exhibit
                                                                   -------
9.1(f), duly executed by the appropriate Triton Entity;
------

          (g) a certificate executed by an executive officer of the Triton Management Company, Inc., a Delaware corporation ("Triton Management") that is the manager of each of the Triton Entities, confirming the matters set forth in

Sections 7.2, 7.3 and 7.4;
-------------------------

          (h) a certificate of the secretary of Triton Management attesting to
(i) the organizational documents of Triton Management and the Triton Entities,
(ii) the resolutions adopted by the member and manager of the Triton Entities duly authorizing the execution, delivery and performance of this Agreement by the Triton Entities and the execution and delivery by the Triton Entities of all instruments and documents contemplated hereby, and (iii) the signatures of the officers or authorized representatives of Triton Management who have been authorized on behalf of the Triton Entities to execute and deliver this Agreement and any other agreement executed or to be executed in connection herewith;

          (i) (i) good standing certificates of Triton Management and the Triton Entities from the Secretary of State of Delaware; and (ii) good standing certificates of each of the Triton Entities from the Secretaries of State of Georgia, North Carolina, South Carolina and Virginia;

          (j) the lease agreement between Purchaser and Triton Property Company relating to the Sites (the "Tower Lease Agreement"), in the form of Exhibit
                                                                    -------
9.1(j), duly executed by Triton Property Company;
------

          (k) the site agreement for each Site, to be attached as exhibits to the Tower Lease Agreement (the "Site Agreements"), duly executed by Triton Property Company;

          (l) the amendment to the Site Acquisition, Zoning and Construction Supervision Agreement, dated as of December 1, 1997, by and between Triton Operating Company and American Tower, L.P. (the "Site Acquisition Agreement"), in the form of Exhibit 9.1(l), duly executed by Triton Operating Company;
               --------------

          (m) the amendment to the Site Development and Build-to-Suit Agreement, dated as of November 18, 1998, by and between Triton Operating Company and American Tower, L.P. (the "Build-to-Suit Agreement"), in the form of Exhibit
                                                                     -------
9.1(m), duly executed by Triton Operating Company;
------

          (n) the lease agreement for a portion of the real property owned by Triton Property Company located at Cannon Road, Horry County, South Carolina, to be leased to Purchaser at Closing, in a form reasonably acceptable to the parties hereto (the "Real Property Lease Agreement"), duly executed by Triton Property Company;

          (o) the Lender's Release, duly executed by the Administrative Agent and any other holder of a Lien (other than Permitted Liens) on any of the Purchased Assets, agreeing to release any such Lien;

          (p) an opinion of the Triton Entities' counsel, in a form reasonably acceptable to the parties hereto; and

          (q) the Direction Letter, duly executed by the Triton Entities.

          9.2  Purchaser's Deliveries.  At the Closing, Purchaser shall deliver
               ----------------------
or cause to be delivered to the Triton Entities all of the following:

          (a) the Closing Cash Payment, plus or minus, as applicable, any amounts required pursuant to the provisions of Section 2.4;
                                               -----------

          (b) an instrument of assumption for the Assumed Liabilities (the "Instrument of Assumption"), in the form of Exhibit 9.2(b), duly executed by
                                            --------------
Purchaser;

          (c) the Instrument of Conveyance, duly executed by Purchaser;

          (d) the Real Property Lease Assignment, duly executed by
Purchaser;

          (e) the Lease Agreement Assignment, duly executed by Purchaser;

          (f) the Collocation Agreement Assignment, duly executed by Purchaser;

          (g) the Reciprocal Agreement Assignment, duly executed by Purchaser;

          (h) a certificate executed by an executive officer of Purchaser, confirming the matters set forth in Sections 8.2 and 8.3;
                                    --------------------

          (i) a certificate of the secretary of Purchaser attesting to (i) the organizational documents of Purchaser, (ii) the resolutions adopted by the general partner of Purchaser duly authorizing the execution, delivery and performance of this Agreement by Purchaser and the execution and delivery by Purchaser of all instruments and documents contem plated hereby, and (iii) the signatures of the officers or authorized representatives of Purchaser who have been authorized on behalf of Purchaser to execute and deliver this Agreement and any other agreement executed or to be executed in connection herewith;

          (j) a good standing certificate of Purchaser from the Secretary of State of Delaware;

          (k) the Tower Lease Agreement, duly executed by Purchaser;

          (l) the Site Agreements, duly executed by Purchaser;

          (m) the Real Property Lease Agreement, duly executed by
Purchaser;

          (n) the Site Acquisition Agreement, duly executed by American Tower, L.P.;

          (o) the Build-to-Suit Agreement, duly executed by American Tower,
L.P.;

          (p) an opinion of Purchaser's counsel, in a form reasonably acceptable to the parties hereto;

          (q) any Contractual Consents obtained by Purchaser; and

          (r) the Direction Letter, duly executed by Purchaser.

     10.  Certain Additional Covenants.
          ----------------------------

          10.1  Confidentiality.  Purchaser shall keep secret and retain in
                ---------------
strictest confidence, and shall not, without the express prior written consent of one of the Executive Officers, directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for its benefit or for the benefit of others) or otherwise make available in any manner whatsoever, any Confidential Information regarding the Triton Entities or the Purchased Assets to anyone except (a) to Purchaser's representatives (who shall be informed of the confidential nature of such information and who shall agree to keep such information confidential), (b) as otherwise required by Law, or (c) as required to obtain the Consents required pursuant to this Agreement. As used in this Agreement, the term "Confidential Information" shall mean all confidential and proprietary knowledge and information concerning the Triton Entities or the Purchased Assets that is not readily available to the public heretofore or hereafter conceived, learned or disclosed (including all documents, writings, memoranda, business plans, computer software, reports, pricing, cost and sales information, financial statements, customer and supplier lists, trade secrets, discoveries, ideas, concepts, models, prototypes, diagrams and marketing strategies, plans and techniques). Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Purchaser, (ii) is or becomes available to Purchaser on a non-confidential basis from a source other than the Triton Entities, provided that such source is not known to Purchaser to be bound by a confidentiality agreement with or other obligation of secrecy to the Triton Entities, or (iii) is independently developed by Purchaser without reliance in any way on information provided by the Triton Entities.

          10.2  Non-Solicitation.  For a period of one year after the date
                ----------------
hereof, each of the parties hereto agrees not to (and agrees to use commercially reasonable efforts to cause its Affiliates and representatives not to) directly or indirectly, solicit, divert, take away or induce any employee of the other party to leave the employ of such other party, or solicit, induce or influence any other Person to do so.

          10.3  Remedies.  If any applicable party breaches, or threatens to
                --------
commit a breach of, any of the provisions of this Agreement, the non-breaching party shall have the right (in addition to any other rights and remedies available to such party at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to such party and that money damages would not be an adequate remedy to such party. The breaching party agrees that it will not seek, and hereby waives any requirement for, the securing or posting of a bond or proving actual damages in connection with the non-breaching party's seeking or obtaining such relief.

          10.4  Reciprocal Agreements.
                ---------------------

          (a) After the Closing, Purchaser agrees that if, at any time during Purchaser's ownership of the sites listed on Schedule 10.4 hereto (the
                                             -------------
"Reciprocal Sites"), Purchaser receives a bona fide offer to lease such sites from a third party other than the party (the "Reciprocal Party") whose name is set forth opposite such Reciprocal Site on Schedule 10.4, Purchaser shall
                                           -------------
promptly provide the Triton Entities with a copy of any such offer and the Triton Entities shall provide the offer to the Reciprocal Party. The Reciprocal Party shall have thirty (30) days after its receipt of the offer to agree in writing to lease the Reciprocal Site at the rental rate set forth on Schedule
                                                                     --------
10.4, and upon such other terms and conditions as Purchaser reasonably requests.
----

          (b) During Purchaser's ownership of the Sites, Purchaser shall also cooperate in good faith to make available to Virginia Cellular Limited Partnership by GTE Wireless of the South, Inc., up to four (4) lease locations, based on availability at the Sites, at a rental rate of $12,000 per year per lease location. In addition, during Purchaser's ownership of the Sites, Purchaser agrees to cooperate in good faith to make available to prospective lessees identified by the Triton Entities to Purchaser, up to 25 lease locations, based on availability at the Sites, at a rental rate of $1500 per month per lease location.

     11.  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of the Triton Entities and Purchaser contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date and shall expire six (6) months after the Closing Date.

     12.  Indemnification.
          ---------------

          12.1  Obligation to Indemnify by the Triton Entities.  Subject to the
                ----------------------------------------------
provisions of Section 12.5, from and after the Closing Date, each the Triton
              ------------
Entities agrees to indemnify, defend and hold harmless Purchaser and its Affiliates, and their directors, officers, stockholders, partners and employees (collectively, the "Purchaser Indemnified Parties"), from and against all losses, taxes, liabilities, damages, lawsuits, deficiencies, claims, demands, costs or expenses, including interest, penalties and reasonable attorneys' fees and disbursements (collectively, "Losses"), based upon (i) subject to the provisions of Section 11, any breach of any repre sentation or warranty of the
              ----------
Triton Entities contained in this Agreement, or (ii) any breach of any covenant or agreement of the Triton Entities contained in this Agreement.

          12.2  Obligation to Indemnify by Purchaser.  Subject to the provisions
                ------------------------------------
of Section 12.5, from and after the Closing Date, Purchaser agrees to indemnify,
   ------------
defend and hold harmless the Triton Entities and their respective members, Affiliates, and their directors, officers, stockholders and employees (collectively, the "Triton Indemnified Parties") from and against all Losses based upon (i) subject to the provisions of Section 11, any breach of any
                                            ----------
representation or warranty of Purchaser contained in this Agreement, or (ii) any breach of any covenant or agreement of Purchaser contained in this Agreement, including Purchaser's obligation to pay or discharge when due the Assumed Liabilities.

          12.3  Procedures for Claims Between the Parties.  If a claim (a
                -----------------------------------------
"Claim") is to be made by the party claiming indemnification (the "Claimant") against the other party (the "Indemnifying Party"), the Claimant shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Claimant becomes aware of the facts, condition or event that gave rise to Losses for which indemnification is sought under this Section
                                                                        -------
12, provided that in no event shall such notice be effective if given after the
--
date that is six (6) months after the Closing Date. Following receipt of the Claim Notice from the Claimant, the Indemnifying Party shall have thirty (30) days to make such investigation of the Claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the Claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period to the validity and amount of such Claim, then, subject to the provisions of Section 12.5, the Indemnifying Party
                                          ------------
shall pay to the Claimant the amount of such Claim. If the Claimant and the Indemnifying Party do not agree within said period, the Claimant may seek appropriate legal remedy.

          12.4  Defense of Third-Party Actions.  If any lawsuit or enforcement
                ------------------------------
action (a "Third-Party Action") is filed against a Claimant entitled to the benefit of indemnity hereunder, written notice thereof (the "Third-Party Action Notice") shall be given by the Claimant to the Indemnifying Party as promptly as practicable (and in any event within five (5) days after the service of the citation or summons or other manner of process), provided that in no event shall such notice be effective if given after the date that is six (6) months after the Closing Date. After such notice, if the Indemnifying Party shall acknowledge in writing to the Claimant that the Indemnifying Party shall be obligated under the terms of its indemnity obligation hereunder in connection with such Third-Party Action, then the Indemnifying Party shall be entitled, if it so elects,
(i) to take control of the defense and investigation of such Third-Party Action,
(ii) to employ and engage attorneys of its choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense, and (iii) to compromise or settle such Third-Party Action, which compromise or settlement shall be made only with the written consent of the Claimant (such consent not to be unreasonably withheld, conditioned or delayed) unless such compromise or settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Claimant, in which case no such consent shall be required. If the Indemnifying Party fails to assume the defense of such Third-Party Action within fifteen (15) days after receipt of the Third-Party Action Notice, the Claimant will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Third-Party Action; provided, however, that such Third-Party Action shall not be compromised or settled without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. In the event the Claimant assumes the defense of the Third-Party Action, the Claimant will keep the Indemnifying Party timely informed of the progress of any such defense, compromise or settlement.

          12.5  Limitations.  Notwithstanding anything to the contrary set forth
                -----------
in this Agreement or otherwise, the Indemnifying Party's obligations to indemnify the Claimant pursuant to this Section 12 shall be subject to the
                                        ----------
following limitations:

          (a) No indemnification shall be required to be made by an Indemnifying Party until the amount of the Claimant's Losses exceeds Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate (the "Deductible"), and then indemnification shall be required to be made to the extent of all such Losses.

          (b) No indemnification shall be required to be made by an Indemnifying Party for the amount of the Claimant's Losses that are in excess of Five Million Dollars ($5,000,000).

          (c) The indemnification obligation of an Indemnifying Party shall be reduced so as to give effect to any (i) net reduction in federal, state, local or foreign income or franchise tax liability realized at any time by the Claimant in connection with the satisfaction by the Indemnifying Party of a Claim with respect to which indemnification is sought hereunder, (ii) available insurance proceeds and (iii) amount of the Claimant's Losses that are subsequently recovered by the Claimant pursuant to a settlement or otherwise.

          (d) In no event shall the term "Losses" include any consequential, incidental, indirect or any loss or damage to Claimant, whether or not based upon events giving rise to indemnification hereunder, including claims brought by third parties in connection with any public offering or damages based on a multiple of earnings formula.

          (e) Neither party hereto shall be entitled to recover Losses with respect to any matter (including any breach of this Agreement by the other party) which was disclosed to such party in writing at or prior to the Closing Date and waived pursuant to Section 7.2 or Section 8.2 hereof, as applicable.
                            --------------------------

          (f) From and after the Closing Date, the indemnification rights contained in this Section 12 shall constitute the sole and exclusive remedies of
                  ----------
the parties hereunder and shall supersede and displace all other rights that either party may have under Law.

          (g) Each of the Triton Entities and Purchaser hereby waives compliance by Purchaser and the Triton Entities with the bulk sales Law and any similar Laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. The Triton Entities shall indemnify Purchaser from, and hold Purchaser harmless against, any Losses resulting from or arising out of (i) the parties' failure to comply with any such Laws in respect of the transactions contemplated by this Agreement and (ii) any action brought or levy made as a result thereof without regard to the provisions of Section 12.5.
                                                                  ------------

     13.  Breaches and Defaults; Termination; Remedies.
          --------------------------------------------

          13.1  Breaches and Defaults; Opportunity to Cure.  Prior to the
                ------------------------------------------
exercise by a party of any termination rights afforded under this Agreement, if either party (the "Non-Breaching Party") believes the other (the "Breaching Party") to be in breach hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon the Breaching Party shall have thirty (30) days from the receipt of such notice to cure such breach; provided, however, that if such breach is not capable of being cured within such period and if the Breaching Party shall have commenced action to cure such breach within such period and is diligently attempting to cure such breach, then the Breaching Party shall be afforded an additional reasonable amount of time to cure such breach; provided, further, however, that Purchaser shall have no opportunity to cure the breach of its obligation to deliver any required portion of the Purchase Price to be delivered to the Triton Entities at Closing, nor shall the Triton Entities have an opportunity to cure the breach of their obligations to deliver to Purchaser at Closing any of the items specified in Sections 9.1(a) - (e). If the breach
                                         ---------------------
is not cured within such time period, then the Breaching Party shall be in default hereunder and the Non-Breaching Party shall be entitled to terminate this Agreement (as provided in Section 13.2). This right of termination shall
                               ------------
be in addition to, and not in lieu of, any legal remedies available to the Non-Breaching Party.

          13.2  Termination.  This Agreement may be terminated at any time prior
                -----------
to the Closing as follows:

          (a) by mutual written agreement of the parties hereto;

          (b) by Purchaser, provided Purchaser is not then in breach of this Agreement, pursuant to a written notice to the Triton Entities, (i) if any one or more of the conditions to Purchaser's obligation to close has not been fulfilled in any material respect as of the Anticipated Closing Date, (ii) subject to Section 13.1, if the Triton Entities have breached in any material
           ------------
respect any representation, warranty, covenant or agreement contained in this Agreement, or (iii) if the Closing shall not have taken place by the date that is six (6) months after the date of the execution of this Agreement (the "Outside Date") (unless any of the foregoing events shall have resulted primarily from Purchaser breaching any representation, warranty, covenant or agreement contained in this Agreement);

          (c) by the Triton Entities, provided neither of the Triton Entities is then in breach of this Agreement, pursuant to a written notice to Purchaser, (i) if any one or more of the conditions to the Triton Entities' obligation to close has not been fulfilled in any material respect as of the Anticipated Closing Date, (ii) subject to Section 13.1, if Purchaser has breached in any material
                      ------------
respect any representation, warranty, covenant or agreement contained in this

Agreement, or (iii) if the Closing shall not have taken place by the Outside Date (unless any of the foregoing events shall have resulted primarily from the Triton Entities' breach of any representation, warranty, covenant or agreement contained in this Agreement); or

          (d) by either party, by written notice to the other party, if the consummation of the transactions shall be prohibited by a final, non-appealable order, decree or injunction of a Governmental Authority.

          13.3  Effect of Termination.
                ---------------------

          (a) In the event of any termination of this Agreement, all obligations of the parties hereto under this Agreement (except for the obligations contained in Sections 10.1, 10.2, 10.3, 13.3(b), 14.1 and 14.4) shall terminate as of such
   -------------------------------------------------
date of termination and this Agreement shall thereafter become void and be of no further force and effect, and upon such termination no party hereto shall be liable to the other party, except for damages and expenses (including reasonable attorneys', accounting and other professional fees and expenses) resulting from breaches of this Agreement prior to such termination.

          (b) In the event of a termination of this Agreement by the Triton Entities in accordance with the terms of Section 13.2(c)(ii), the Triton
                                         -------------------
Entities shall be entitled to retain the entire Escrow Amount as liquidated damages, and not as a penalty, on account of any such termination, it being agreed that such remedy to the Triton Entities provides a fair and reasonable measure of the damages that would be suffered by the Triton Entities.

     14.  Miscellaneous.
          -------------

          14.1  Expenses.  The parties to this Agreement shall, except as
                --------
otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, consultants, counsel and accountants.

          14.2  Further Assurances.  Each of the parties shall execute such
                ------------------
agreements and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts (which shall not include the payment of money) to fulfill or obtain the fulfillment of the conditions to the Closing, including the execution and delivery of any other agreement or document, the execution and delivery of which are conditions precedent to the Closing.

          14.3  Access to Records.  From and after the Closing Date, at
                -----------------
reasonable times and upon reasonable advance written notice to one of the Triton Executive Officers, the Triton Entities shall allow Purchaser, and its counsel, accountants and other representatives, such access to the Triton Entities' records that after the Closing are in the custody or control of the Triton

Entities as Purchaser reasonably requires in order to comply with its obligations under Law or under contracts constituting Assumed Liabilities. From and after the Closing Date, at reasonable times and upon reasonable advance written notice to one of the Purchaser Executive Officers, Purchaser shall allow the Triton Entities, and their counsel, accountants and other representatives, such access to records that after the Closing are in the custody or control of Purchaser as the Triton Entities reasonably requires in order to comply with their obligations under Law. Each party's access to the other party's records pursuant to this Section 14.3 shall be done in such a manner so as not to
                 ------------
unreasonably disrupt the other party's conduct of its business and shall be subject to any reasonable restrictions imposed by any Triton Executive Officer or Purchaser Executive Officer, as the case may be.

          14.4  Indemnification of Brokerage. Each of the Triton Entities agrees
                ----------------------------
to indemnify and save Purchaser harmless from any claim or demand for commissions or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of the Triton Entities or any of their Affiliates, and to bear the cost of reasonable legal fees and expenses incurred in defending against any such claim. Purchaser agrees to indemnify and save the Triton Entities harmless from any claim or demand for commissions or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Purchaser or any of its Affiliates and to bear the cost of reasonable legal fees and expenses incurred in defending against such claim.

          14.5  Severability. Any provision of this Agreement that is prohibited
                ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant, or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          14.6  Notices. Any notice or other communication required or permitted
                -------
hereunder shall be in writing and shall be deemed to have been duly given when received if delivered personally against receipt; when transmitted if transmitted during regular business hours on a Business Day by telecopy, electronic or digital transmission method (or on the next succeeding Business Day if transmitted during other than regular business hours on a Business Day); the next Business Day if sent for next Business Day delivery by a nationally recognized overnight courier service; or upon receipt if sent by certified, registered or express mail, return receipt requested, postage prepaid. In each case notice shall be sent as follows:

               (a)  if to the Triton Entities, to:

                    Triton PCS, Inc.
                    375 Technology Drive
                    Malvern, PA  19355
                    Facsimile: 610-993-2683
                    Attention: David D. Clark, Senior Vice President

                    with a required copy (that shall not constitute notice) to:

                    Kleinbard Bell & Brecker LLP
                    1900 Market Street / Suite 700
                    Philadelphia, Pennsylvania 19103
                    Facsimile: 215-568-0140
                    Attention: Ralph J. Mauro, Esquire

                     if to Purchaser, to:

                    American Tower, L.P.
                    c/o American Tower Corporation
                    116 Huntington Avenue
                    Boston, Massachusetts 02116
                    Facsimile: 617-375-7575
                    Attention: General Counsel

                    with a required copy (that shall not constitute notice) to:

                    King & Spalding
                    1185 Avenue of the Americas
                    New York, New York 10036-4003
                    Facsimile: 212-556-2222
                    Attention: William H. Hess, Esquire

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

          14.7  Entire Agreement.  This Agreement (including the Schedules and
                ----------------
Exhibits) and the agreements, certificates and other documents delivered or to be delivered hereunder contain the entire agreement between the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

          14.8  Amendments and Waivers.  This Agreement may be modified or
                ----------------------
amended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          14.9  Governing Law.  This Agreement shall be governed and construed
                -------------
in accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law or any rule of interpretation or construction as to which party drafted this Agreement.

          14.10  Assignment; Binding Effect.  Neither this Agreement nor any of
                 --------------------------
the rights or obligations hereunder may be assigned (including by operation of law) by any party without the prior written consent of the other party, except that Purchaser may assign its rights and remedies hereunder to any bank or other financial institution that has loaned funds or otherwise extended credit to Purchaser. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          14.11  Publicity.  So long as this Agreement is in effect, the parties
                 ---------
agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law (including securities Laws). No press release or other public statement by the parties hereto shall disclose any of the financial terms of the transactions contemplated hereby without the prior consent of the other parties, except as may be required by Law (including securities Laws).

          14.12  Beneficiaries of Agreement.  The representations, warranties,
                 --------------------------
covenants and agreements expressed in this Agreement are for the sole benefit of the other parties hereto (except for the provisions of Section 12, which are
                                                          ----------
also for the benefit of the Purchaser Indemnified Parties and the Triton Indemnified Parties) and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third-party beneficiary or otherwise.

          14.13  Counterparts; Facsimile Signatures.  This Agreement may be
                 ----------------------------------
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Facsimile signatures on this Agreement and any of the agreements and documents executed in connection herewith shall be deemed original signatures.

          14.14  Exhibits and Schedules.  The Exhibits and Schedules are a part
                 ----------------------
of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to this Agreement, unless the context shall otherwise require.

          14.15  Computation of Days; Holidays. Whenever this Agreement provides
                 -----------------------------
for a period of time that is expressed in terms of a numbers of days prior to or within which actions or events are to occur or not occur, such time period shall be measured in calendar days unless otherwise expressly provided. Whenever this Agreement provides for a date, day or period of time on or prior to which actions or events are to occur or not occur, and if such date, day or last day of such period of time falls on a day that is not a Business Day, then the same shall be deemed to fall on the immediately following Business Day.

          14.16  Headings. The headings in this Agreement are for reference
                 --------
only, and shall not affect the meaning or interpretation of this Agreement.



                            [Signature Page Follows]

                  [Signature Page to Asset Purchase Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         "PURCHASER":

                         AMERICAN TOWER, L.P.
                         By:  ATC GP, INC.
                              Its Sole General Partner

                         By:
                            _________________________________________

                         Name:
                         Title:

                         "TRITON ENTITIES":

                         TRITON PCS OPERATING COMPANY L.L.C.
                         By: TRITON MANAGEMENT COMPANY, INC.,
                             Its Manager

                         By:
                            _________________________________________
                         Name:
                         Title:

                         TRITON PCS PROPERTY COMPANY L.L.C.
                         By: TRITON MANAGEMENT COMPANY, INC.,
                                 Its Manager

                         By:
                            _________________________________________
                         Name:
                         Title:


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